EXHIBIT 10.5(b)(xii)
ELEVENTH AMENDMENT TO TRUST AGREEMENT BETWEEN
FIDELITY MANAGEMENT TRUST COMPANY AND
THE SCOTTS COMPANY
     THIS ELEVENTH AMENDMENT, dated as of the 9th day of February, 2007, and effective as otherwise set forth below, by and between Fidelity Management Trust Company (the “Trustee”) and The Scotts Company (the “Sponsor”);
WITNESSETH:
     WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated January 1, 1998 with regard to The Scotts Company Executive Retirement Plan (the “Plan”); and
     WHEREAS, the Sponsor has notified the Trustee that effective March 18, 2005, the Sponsor (The Scotts Company) merged with and into The Scotts Company LLC, and The Scotts Company LLC, as successor, assumed all obligations and liabilities of The Scotts Company; and
     WHEREAS, the Sponsor has notified the Trustee that effective March 18, 2005, The Scotts Company LLC, as successor to The Scotts Company, assumed the obligations and liabilities of The Scotts Company with regard to the Plan; and
     WHEREAS, the Sponsor has notified the Trustee that effective March 18, 2005, The Scotts Company Executive Retirement Plan was renamed The Scotts Company LLC Executive Retirement Plan; and
     WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 14 thereof;
     NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the Trust Agreement by:
(1)	Effective March 18, 2005, changing the title of the Trust to “The Scotts Company LLC Executive Retirement Plan Trust.”

(2)	Effective March 18, 2005, amending and restating the first paragraph of the Trust Agreement, as follows:

TRUST AGREEMENT, dated as of the first day of January, 1998, between THE SCOTTS COMPANY LLC, an Ohio limited liability company, having an office at 14111 Scottslawn Road, Marysville, OH 43041 (the “Sponsor”) and FIDELITY MANAGEMENT TRUST COMPANY, a Massachusetts trust company, having an office at 82 Devonshire Street, Boston, Massachusetts 02109 (the “Trustee”).

(3)	Effective March 18, 2005, amending and restating the first WHEREAS clause, in its entirety, as follows:

WHEREAS, the Sponsor is the sponsor of The Scotts Company LLC Executive Retirement Plan (the “Plan”); and

(4)	Effective March 18, 2005, amending the first sentence of Section 1 to read as follows:

Section 1. Trust. The Sponsor hereby establishes The Scotts Company LLC Executive Retirement Plan Trust, with the Trustee.

(5)	Amending the second sentence of Section 4, part (b) to read as follows;

The Sponsor may determine to offer as investment options only (i) equity securities issued by the Sponsor or an Affiliate which are publicly traded (“Sponsor Stock”), and (ii) securities issued by any investment companies advised by Fidelity Management & Research Company and certain investment companies not advised by Fidelity Management & Research Company (“Mutual Funds”), identified on Schedule “A” attached hereto; provided, however, that the Trustee shall not be considered a fiduciary with investment discretion.

(6)	Amending the first sentence of Section 13, part (b)(i) as follows:

The Board of Directors, the Chief Executive Officer, or another officer of the Sponsor with an equivalent authority shall have the duty to inform Trustee in writing of Sponsor’s Insolvency.
     IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Eleventh Amendment to be executed by their duly authorized officers effective as of the day and year first above written. By signing below, the undersigned represent that they are authorized to execute this document on behalf of the respective parties. Notwithstanding any contradictory provision of the agreement that this document amends, each party may rely without duty of inquiry on the foregoing representation.

THE SCOTTS COMPANY LLC (F/K/A THE SCOTTS COMPANY)		FIDELITY MANAGEMENT TRUST COMPANY

By:	/s/ Pam Kuryla 2/9/07	By:	/s/ Stephanie Sheehan	3/2/07

	Its Authorized Signatory Date		Its Authorized Signatory	Date

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